UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2009

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 5, 2009, Pediatrix Medical Group, Inc., n/k/a Mednax Services, Inc., (“Pediatrix”), a wholly-owned subsidiary of MEDNAX, Inc. (“MEDNAX”), reached a settlement with the United States Securities and Exchange Commission (the “SEC”) by consenting to the entry of a permanent injunction against future violations of the anti-fraud, reporting, books and records, and internal accounting controls provisions of the federal securities laws. The option grants to which the SEC refers in its complaint were made from April 1997 through August 2000. Pediatrix neither admitted nor denied the allegations contained in the SEC’s complaint.

The settlement resolves completely the previously disclosed SEC investigation into Pediatrix’s historical stock option granting practices, initiated prior to the holding company formation transaction by which MEDNAX became a holding company for Pediatrix. The settlement does not require the payment of any civil penalty, fine, or money damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: March 5, 2009	By:	/s/ Karl B. Wagner
	Name:	Karl B. Wagner
	Title:	Chief Financial Officer